                                                                      Exhibit 99

                              CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report ("Operating Report") contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

As previously reported, on March 7, 2003, the SEC commenced a civil proceeding against the Company in federal court in Chicago alleging, among other things, that the Company's public disclosures violated Sections 10(b) and 13(a) of the Securities Exchange Act of 1934. Simultaneous with the filing of the SEC's complaint, the Company announced that it had entered into a consent and stipulation with the SEC resolving, in part, the claims asserted in the SEC action. Solely for purposes of resolving the SEC action, the Company consented to the entry of a partial final judgment, which was entered against the Company on March 18, 2003, and amended on March 27, 2003. Under the terms of the SEC Judgment, the Company agreed, among other things, to the entry of a permanent injunction enjoining any conduct in violation of Sections 10(b) and 13(a) of the Securities Exchange Act and various rules and regulations thereunder. The Company also consented to the appointment of an independent examiner by the court to review its financial records since January 1, 2000, and to provide a report to the court and other parties within 120 days regarding accounting irregularities. As part of the settlement, the Company neither admitted nor denied the allegations of the SEC's complaint. The SEC reserved its right to petition the court to require the Company to pay disgorgement, prejudgment interest and civil penalties, or to impose other equitable relief. The Company is cooperating fully with the ongoing SEC investigation.

In addition, the Company's outside auditors, KPMG LLP, advised the Company that they would not be able to complete the audit of the Company's 2002 financial statements and reviews of the Company's quarterly financial statements until the Company was able to provide the required officer certifications and KPMG LLP had an opportunity to review and consider the report of the independent examiner appointed under the terms of the SEC Judgment.

The Company is filing its monthly operating report for the five weeks ended June 28, 2003, however, the 2002 historical financial statements, which were utilized to develop this report, have not been audited and, accordingly, the Company cannot give any assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements or disclosures. In addition, the Company's pending bankruptcy case or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements or disclosures included in this report. Future events may also result in adjustments to the financial statements or disclosures.

                         UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:                                                 Chapter 11 Case No.

SPIEGEL, INC., et al.                                  03-11540 (CB)


                                                       (Jointly Administered)


                         MONTHLY OPERATING STATEMENT FOR
                  THE PERIOD FROM MAY 25, 2003 TO JUNE 28, 2003


   DEBTORS' ADDRESS:              SPIEGEL, INC.
                                  3500 LACEY ROAD
                                  DOWNERS GROVE, IL 60515

                                  DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS
                                  DEBTOR SUBSIDIARIES (IN THOUSANDS):  $163,763

   DEBTORS' ATTORNEYS:            SHEARMAN & STERLING
                                  599 LEXINGTON AVE
                                  NEW YORK, NY  10022

                                  CONSOLIDATED  OPERATING LOSS
                                  (IN THOUSANDS):                       $92,546

   REPORT PREPARER:               SPIEGEL, INC.

   THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

              The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.

                                             /s/ Jim Pekarek
                                             -----------------------------------
                                             Jim Pekarek
                                             Vice President-Corporate Controller

Indicate if this is an amended statement by checking here

                                                  AMENDED STATEMENT__________

                         SPIEGEL, INC. AND SUBSIDIARIES

            INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                                  PAGE
                                                                                                                 -------
Financial Statements as of and for the Five Weeks Ended June 28, 2003:

     Consolidated Balance Sheet...............................................................................       1

     Consolidated Statement of Operations.....................................................................       2

     Consolidated Statement of Cash Flows.....................................................................       3

     Notes to Consolidated Financial Statements...............................................................       4

Schedules:

     Schedule 1:  Consolidating Balance Sheet as of June 28, 2003.............................................       8

     Schedule 2:  Total Disbursements by Filed Legal Entity for the Five Weeks Ended June 28, 2003............       9

     Schedule 3:  Additional Information......................................................................      10

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                           Consolidated Balance Sheet
                                  June 28, 2003
                                   (unaudited)
               ($000s omitted, except share and per share amounts)


ASSETS

Current assets:
   Cash and cash equivalents                                       $   122,917
   Receivables, net                                                     54,355
   Inventories                                                         342,554
   Prepaid expenses                                                     67,146
   Refundable income taxes                                               1,537
                                                                   -----------
      Total current assets                                             588,509
                                                                   -----------

Property and equipment, net                                            268,701
Intangible assets, net                                                 135,721
Other assets                                                            34,850
                                                                   -----------
      Total assets                                                 $ 1,027,781
                                                                   ===========

LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
   Current liabilities:
      Accounts payable and accrued liabilities                     $   301,710
      Current portion of long-term debt                                 48,000
      Net liabilities of discontinued operations                         6,369
                                                                   -----------
      Total current liabilities                                        356,079
                                                                   -----------

Liabilities subject to compromise                                    1,429,493

      Total liabilities                                              1,785,572
                                                                   -----------

Stockholders' deficit:
   Class A non-voting common stock, $1.00 par value; authorized
      16,000,000 shares; 14,945,144 shares issued
      and outstanding                                                   14,945
   Class B voting common stock, $1.00 par value;
      authorized 121,500,000 shares;
      117,009,869 shares issued and outstanding                        117,010
   Additional paid-in capital                                          329,489
   Accumulated other comprehensive loss                                (26,309)
   Accumulated deficit                                              (1,192,926)
                                                                   -----------
      Total stockholders' deficit                                     (757,791)
                                                                   -----------
      Total liabilities and stockholders' deficit                  $ 1,027,781
                                                                   ===========


See accompanying notes to consolidated financial statements.

                      Spiegel, Inc. and Debtor Subsidiaries
                              Debtors-in-Possession
                      Consolidated Statement of Operations
                                   (unaudited)
                                 ($000s omitted)


                                                            Five Weeks Ended
                                                              June 28, 2003
                                                            ----------------
Net sales and other revenues:
  Net sales                                                 $        160,175
  Finance revenue                                                        178
  Other revenue                                                       20,396
                                                            ----------------
                                                                     180,749

Cost of sales and operating expenses:
  Cost of sales, including buying and
    occupancy expenses                                               116,174
  Selling, general and administrative
    expenses                                                          90,562
                                                            ----------------
                                                                     206,736

Estimated loss of non-debtors                                        (18,658)

Operating loss                                                       (44,645)

Interest expense                                                       1,080
                                                            ----------------
Loss from operations before reorganization items                     (45,725)
                                                            ----------------

Reorganization items, net                                             46,821
                                                            ----------------
Loss from operations before income taxes                             (92,546)
                                                            ----------------

Income tax benefit                                                         -
                                                            ----------------
Net loss from operations                                    $        (92,546)
                                                            ================


See accompanying notes to consolidated financial statements.

                      Spiegel, Inc. and Debtor Subsidiaries
                              Debtors-in-Possession
                      Consolidated Statement of Cash Flows
                                   (unaudited)
                                 ($000s omitted)

                                                                                    Five Weeks Ended
                                                                                     June 28, 2003
                                                                                    ----------------
Cash flows from operating activities:
Net loss                                                                              $    (92,546)
Adjustments to reconcile net loss to net cash provided by operating activities:
      Reorganization items, net                                                             46,821
      Depreciation and amortization                                                          5,289
      Change in assets and liabilities:
           Decrease in receivables, net                                                     20,225
           Decrease in investments/advances to non-debtors                                  18,014
           Decrease in inventories                                                          40,357
           Increase in prepaid expenses                                                     (6,938)
           Increase in accounts payable and other accrued liabilities                       19,971
           Increase in refundable income taxes                                                (352)
                                                                                      ------------
Net cash provided by operating activities                                                   50,841
                                                                                      ------------

                                                                                      ------------
Net cash used for reorganization items                                                      (1,444)
                                                                                      ------------


Cash flows from investing activities:

Net additions to property and equipment                                                       (329)
Net decrease to other assets                                                                   323
                                                                                      ------------

Net cash used in investing activities                                                           (6)
                                                                                      ------------

Cash flows from financing activities:
Issuance of debt                                                                                 -
Payment of debt                                                                                  -
Contribution from minority interest of
      consolidated subsidiary                                                                    -
                                                                                      ------------

Net cash provided by financing activities                                                        -
                                                                                      ------------

Effect of exchange rate changes on cash                                                        321
                                                                                      ------------

Net change in cash and cash equivalents                                                     49,712
Cash and cash equivalents at beginning of period                                            71,597
                                                                                      ------------
Cash and cash equivalents at end of period                                            $    121,309
                                                                                      ============

See accompanying notes to consolidated financial statements.

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                   Notes to Consolidated Financial Statements
                                   (unaudited)
                    ($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code

In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company's operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700,000, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank ("FCNB") notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company's asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company's operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption "In re:
Spiegel, Inc., et al. Case No. 03-11540 (CB)." Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

The following material subsidiaries were not included in the Chapter 11 case:
FCNB, First Consumers Credit Corporation (FCCC), Financial Services Acceptance Corporation (FSAC) and Spiegel Acceptance Corporation (SAC). As a result of the Company's decision in the fourth quarter of fiscal 2001 to sell the bankcard segment, the assets and liabilities of FCNB, FCCC and FSAC, the Company's subsidiaries included in its bankcard segment, were reflected as discontinued operations in the Company's financial statements beginning in the fourth quarter of fiscal 2001. As discussed below, the Company's special purpose bank, FCNB, began a formal liquidation in fiscal 2003 under the terms of a pre-existing disposition plan agreed to with the Office of the Comptroller of the Currency (the "OCC"). The assets of SAC at June 28, 2003 consist primarily of cash and receivables approximating $2 million, which relate to the private-label credit card operation. The primary changes from the first quarter of 2003 to the second quarter of 2003 represent reductions in cash of $9 million for payments made to the trust, reductions in other receivables of $2 million for collections in the second quarter of 2003, and lower prepaid expenses of approximately $5 million principally for prepaid interest which was expensed in the second quarter of 2003. The liabilities of SAC total approximately $20 million at June 28, 2003 and represent primarily accrued expenses. The primary changes from the first quarter of 2003 to the second quarter of 2003 reflect additional liabilities incurred for amounts owed to credit card customers and amounts owed to the trust related to merchandise returns.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the "DIP Facility") from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount, which was later reduced to $350 million. The DIP Facility will be used to supplement the Company's existing cash flow during the reorganization process.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

The matters discussed above raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 ("SOP 90-7"), "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statements of operations. Cash used for reorganization items is disclosed separately in the unaudited consolidated statements of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders' deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

In July 2003, the Company received bankruptcy court approval to implement a Key Employee Retention Plan ("KERP"), which provides cash incentives to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process. The KERP is being finalized and the Company is in the process of implementing it.

The Company's ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company's business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation

The Company has filed its financial statements as of June 28, 2003 and for the five weeks ended June 28, 2003. The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. All financial information contained in this report is unaudited and the Company can give no assurance that the financial information contained herein will not be subject to future adjustment. Specifically, the Company is unable at this time to predict what the independent examiner's report will conclude or whether these conclusions will require any adjustments to the Company's financial statements. In addition, the reorganization process or the formation or consummation of a plan of reorganization may result in the need to adjust the financial statements included in this report.

The consolidated financial statements include the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is in the process of liquidating its bankcard business and has reflected the bankcard business as a discontinued operation. FCNB submitted a liquidation plan to the OCC and has begun its formal liquidation. In addition, in March 2003 the Company also discontinued charging privileges on all of its private-label credit cards. On or about June 25, 2003, Cardworks, the parent company of Cardholder Management Services ("CMS") was appointed the successor servicer for the private-label receivables portfolio related to the discontinued private-label cards and has assumed servicing responsibilities. FCNB has been informed that The Bank of New York, as securitization trustee, appointed First National Bank of Omaha as the successor servicer for the bankcard receivables portfolio on or about June 25, 2003.

The merchant companies have issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company has determined to cease issuing new private-label credit cards internally and has stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables, which had a balance of approximately $5 million, for approximately $4 million to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with Alliance Data Systems ("Alliance Data"), the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Services provided by Alliance Data under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program is separate from and has no relation to the Company's existing or prior credit card programs. Alliance Data began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with Alliance Data . In addition, payments to the Company for customer purchases made with their Alliance Data-issued cards are subject to a 20% "holdback". The holdback currently equals 20% of the principal portion of the receivable balance for Spiegel accounts financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its operating expenses and principal balance write-offs in connection with customers' failure to pay their credit card accounts under certain circumstances, including cessation of the Company's business or termination of the agreement or its funding arrangement. The agreement also contains certain restrictions limiting the Company's ability to make significant changes to its operations. Upon the Company's emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated if the Company satisfies certain financial criteria. The Company has recorded the holdback, which approximates $1 million as of June 28, 2003, as a receivable in the consolidated balance sheet. As of June 28, 2003, a reserve was not recorded against this receivable as the Company believes that the balance is collectible. The Company will assess the collectability of the receivable balance each period based upon the collection rates on the credit cards and the likelihood that the Company will emerge from Chapter 11 and will be able to meet the financial criteria contained in the agreement. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

(3) Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the June 28, 2003 balance sheet as "Liabilities subject to compromise."

Liabilities subject to compromise consist of the following:

                                        June 28,
                                          2003
                                      ------------
Debt                                  $  1,252,857
Trade payables                             122,148
Salaries, wages and employee
  benefits                                   8,852
Other liabilities                           45,636
                                      ------------
Total liabilities subject
  to compromise                       $  1,429,493
                                      ============

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management's attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:

The net expense resulting from the Company's Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the five weeks ended June 28, 2003:


Asset Impairments                     $     46,680
Professional fees                            2,566
Interest income                                (30)
Other                                       (2,395)
                                      ------------
                                      $     46,821
                                      ============

                                                                      Schedule 1

                         Spiegel, Inc. and Subsidiaries
                              Debtors-in-Possession
                           Consolidating Balance Sheet
                                  June 28, 2003
                                   (unaudited)
               ($000s omitted, except share and per share amounts)

                                                                                                         Eliminations
ASSETS                                                                       Debtors     Non-Debtors    & Adjustments   Consolidated
                                                                           -----------   -----------    -------------   ------------
Current assets:
   Cash and cash equivalents                                               $   121,309   $    47,260     $  (45,652)    $   122,917
   Receivables, net                                                             53,550         1,290           (485)         54,355
   Inventories                                                                 342,554             -              -         342,554
   Prepaid expenses                                                             67,146          (189)           189          67,146
   Refundable income taxes                                                       1,537             -              -           1,537
   Deferred income taxes                                                             -        12,527        (12,527)              -
   Net assets of discontinued operations                                                                                          -

                                                                           -----------   -----------     ----------     -----------
       Total current assets                                                    586,096        60,888        (58,475)        588,509
                                                                           -----------   -----------     ----------     -----------

Investments in and advances to/from affiliates, net                            (12,552)     (628,035)       640,587               -
Property and equipment, net                                                    268,701           500           (500)        268,701
Intangible assets, net                                                         135,721             -              -         135,721
Other assets                                                                    27,071        26,344        (18,565)         34,850
                                                                           -----------   -----------     ----------     -----------

       Total assets                                                        $ 1,005,037   $  (540,303)    $  563,047     $ 1,027,781
                                                                           ===========   ===========     ==========     ===========

LIABILITIES and STOCKHOLDERS' DEFICIT

Liabilities not subject to compromise
   Current liabilities:
       Accounts payable and accrued liabilities                            $   276,757   $    87,656     $  (62,703)    $   301,710
       Current portion of long-term debt                                        48,000             -              -          48,000
       Related party debt                                                                                                         -
       Income taxes payable                                                          -             -              -               -
       Net liabilities of discontinued operations                                8,578             -         (2,209)          6,369

                                                                           -----------   -----------     ----------     -----------
       Total current liabilities                                               333,335        87,656        (64,912)        356,079
                                                                           -----------   -----------     ----------     -----------

   Long-term debt, excluding current portion                                         -           100           (100)              -
   Deferred income taxes                                                             -        12,527        (12,527)              -
                                                                           -----------   -----------     ----------     -----------
       Total liabilities not subject to compromise                             333,335       100,283        (77,539)        356,079
                                                                           -----------   -----------     ----------     -----------

Liabilities subject to compromise                                            1,429,493             -              -       1,429,493

       Total liabilities                                                     1,762,828       100,283        (77,539)      1,785,572
                                                                           -----------   -----------     ----------     -----------

Stockholders' deficit:
   Class A non-voting common stock, $1.00 par value; authorized
       16,000,000 shares; 14,945,144 shares issued and outstanding              14,945             -              -          14,945
   Class B voting common stock, $1.00 par value; authorized
       121,500,000 shares; 117,009,869 shares issued and outstanding           117,010        26,247        (26,247)        117,010
   Additional paid-in capital                                                  329,489       255,093       (255,093)        329,489
   Accumulated other comprehensive loss                                        (26,309)            -              -         (26,309)
   Accumulated deficit                                                      (1,192,926)     (921,926)       921,926      (1,192,926)
                                                                           -----------   -----------     ----------     -----------
       Total stockholders' deficit                                            (757,791)     (640,586)       640,586        (757,791)
                                                                           -----------   -----------     ----------     -----------

       Total liabilities and stockholders' deficit                         $ 1,005,037   $  (540,303)    $  563,047     $ 1,027,781
                                                                           ===========   ===========     ==========     ===========

                                                                      Schedule 2

                      Spiegel, Inc. and Debtor Subsidiaries
                               Cash Disbursements

                   For the Period from May 25 to June 28, 2003
                                    Unaudited
                                 ($000s omitted)

                               Spiegel    Newport    Spiegel Group     Eddie
                               Catalog     News      Teleservices      Bauer       DFS      Spiegel Mgmt.   Spiegel, Inc.    Total
                               -------    -------    -------------    --------  --------    -------------   -------------  ---------
Disbursements

   Refunds to FCNB                   -          -             -             -          -            -                -            -
   Accounts Payable            (12,280)    (1,670)         (125)      (23,225)    (4,278)           -                -      (41,578)
   Merchandise Payments         (8,399)    (8,874)            -       (20,416)         -            -                -      (37,689)
   Otto Payments                  (848)      (708)            -       (20,385)         -            -                -      (21,941)
   Payroll                      (3,765)    (1,864)       (2,720)      (10,966)    (3,221)           -           (1,841)     (24,377)
   Taxes                             -          -             -        (5,022)         -            -                -       (5,022)
   Bonus                             -          -             -             -          -            -                -            -
   Transportation                 (415)      (361)            -        (1,318)         -            -                -       (2,094)
   Postage                      (3,748)    (4,096)            -        (1,476)    (1,523)           -                -      (10,843)
   US Customs                   (1,200)      (740)            -        (2,979)         -            -                -       (4,919)
   Rent                         (1,025)      (310)         (278)            -          -            -                -       (1,613)
   Group Insurance                   -          -             -             -          -            -           (3,251)      (3,251)
   Professional Fees                 -          -             -             -          -            -             (523)        (523)
   Pre-Petition Payments             -          -             -             -          -            -                -            -
   Deposits                          -          -             -             -          -            -                -            -
   Other                          (145)    (3,915)         (323)          (25)         -       (4,276)          (1,229)      (9,913)
   Debt Interest and Fees            -          -             -             -          -            -                -            -
                               -------    -------      --------       -------   --------    ---------       ----------    ---------
                               (31,825)   (22,538)       (3,446)      (85,812)    (9,022)      (4,276)          (6,844)    (163,763)

MEMO:
  The following additional debtor legal entities had cash disbursements during the period and have been aggregated in the above numbers:
   Spiegel Group Teleservices-Canada's portion under Spiegel Group Teleservices:
     (156)
   Eddie Bauer of Canada's portion under Eddie Bauer: (4,217)
   Gemini Credit Services' portion under Spiegel, Inc.: (9)
   Spiegel Marketing Corp.'s portion under Newport News: (4)

                                                                      Schedule 3

                      Spiegel, Inc. and Debtor Subsidiaries
                             Additional Information
                   For the Period from May 25 to June 28, 2003
                                   (unaudited)
                                 ($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

All wages and salaries paid (GROSS) or incurred:                                          $  26,676

The amount of payroll taxes withheld:
                                                        Federal (FIT, FICA, FUTA)         $   4,836
                                                        State (SIT, SUI)                        779
                                                        Local Taxes                             101
                                                        State Disability (SDI/UC)                13



The amount of employer payroll tax contributions incurred:

                                                        FICA                              $   1,861


Gross taxable sales                                                                       $ 160,175
Sales tax collected                                                                           6,938
Property taxes                                                                                   12
Any other taxes                                                                                 113

Date and amount paid over to each taxing agency for taxes:

             Date            Federal       State           Local       State Disability
         --------------   -------------  -----------   ------------   -------------------
           05/27/2003      $    2531        $ 130          $  9              3
           05/28/2003              -           33             -              -
           06/03/2003              -           77             -              -
           06/05/2003              -            -            26              -
           06/09/2003          2,096          105             1              3
           06/10/2003              -          103            15              -
           06/11/2003              -           34             -              -
           06/13/2003              -           48             2              -
           06/19/2003              -            -            25              -
           06/23/2003          1,901          107             1              3
           06/24/2003              -           21             7              -
           06/25/2003              -           84             -              -
           06/26/2003              -            2             -              -